Exhibit 1.1

PIRELLI
MILAN - MAY 5, 2010
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS

The information contained herein does not constitute an offer of securities for sale in the United States or offer to acquire securities in the United States.

The Pirelli & C. Real Estate S.p.A. securities referred to herein have not been, and are not intended to be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act") and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption. The Pirelli & C. Real Estate S.p.A. securities are intended to be made available within the United States in connection with the reorganization pursuant to an exemption from the registration requirements of the Securities Act.

*** *** ***

The business combination described herein relates to the securities of a foreign company. The business combination is subject to disclosure and procedural requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, will be prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since Pirelli & C. Real Estate S.p.A. and Pirelli & C. S.p.A. are located in Italy, and some or all of their officers and directors may be residents of Italy or other foreign countries.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Disclaimer

This presentation contains statements that constitute forward -looking statements and does not constitute an offer or solicitation for the sale.
purchase or acquisition of securities of any of the companies mentioned and is directed to professionals of the financial community.

These statements appear in a number of places in this presentation and include statements regarding the intent. belief or current expectations of the customer base. estimates regarding future growth in the different business lines and the global business. market share. financial results and other aspects of the activities and situation relating to the Company.

Such forward looking statements are not guarantees of future performance and involve risks and uncertainties. and actual results may differ materially from those in the forward looking statements as a result of various factors.
Consequently it is recommended that they be viewed as indicative only.

Analysts are cautioned not to place undue reliance on those forward looking statements. which speak only as of the date of this presentation.

Pirelli and C. SpA undertakes no obligation to release publicly the results of any revisions to these forward looking statements which may be made to reflect events and circumstances after the date of this presentation. including. without limitation. changes in Pirelli and C. SpA business or acquisition strategy or to reflect the occurrence of unanticipated events.

Statement

The Manager mandated to draft corporate accounting documents of Pirelli and C.
SpA. Francesco Tanzi, attests -- as per art.154-bis. comma 2 of the Testo Unico della Finanza (D.Lgs. 58/1998) -- that all the accounting information contained in this presentation correspond to the documented results. books and accounting of the Company.

                                                                               1

Agenda

o Pirelli Real Estate Separation Plan
o Pirelli Financial Review
o Pirelli Real Estate
o Pirelli Tyre and Parts
o Appendix

                                                                               2

Pirelli Real Estate Separation Plan: strategic rationale

- **Feb.11, 2009:** '09-'11 "Transformation path" announcement – assets portfolio reshaping & core business focalization
- **In the last 18 months** Pirelli RE changed its business model, went through a deep restructuring program, strengthened its capital structure and reached financial sustainability
- **Today** the Real Estate market is showing signs of recovery

Right time to split the 2 businesses with **benefits** for both P&C and PRE shareholders

Benefits for P&C	Benfits for PRE
Corporate structure streamlining: a clearer equity story with a positive impact on valuation metrics	**Free-float increase & higher stock liquidity**
More flexible capital structure	**More corporate contestability**
	Better chance to create a platform for future industrial aggregation

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 3
PIRELLI

Pirelli Real Estate Separation Plan: process (1/2)

STEP 1: PandC SHARES REVERSE STOCK SPLIT

[]   Par value of ordinary and savings shares cancelled, followed by a split by category

[]   1:11 Ratio

SHARES AFTER REVERSE SPLIT

475,740,182 Ordinary shares
12,251,311 Savings shares
------------
487,991,493 Total shares (1)

[]   Post reverse stock split accounting value

                       Capital Euros (2)
                       ----------------------
3.19 Euros per share = Total number of shares

[]   Rights on savings shares will remain the same

1) P and C own shares, post reverse split, equal to 351,590.9 ordinary shares and
408,342.6

2)P and C capital 1,556,692,865.28 Euros

                                                                               4

Pirelli Real Estate Separation Plan: process (2/2)

STEP 2

Assignment of Pirelli RE shares in portfolio through voluntary corporate capital reduction to PandC ordinary and savings Shareholders

[]   Assignment ratio 1:1

[]   PandC's PRE shares to be assigned to Shareholders after reverse stock split
     (*)

[]   PandC's PRE shares not to be assigned to avoid split

PRE's P and C Shareholding

In shares   Stake
487,798,972 57.99%
487,231,561
-----------
    567,411    0.1%

Capital reduction equal to PRE stake           Price listed the day before the PandC
value assigned to PandC Shareholders           Extraordinary Shareholders Meeting
                                               when transaction is approved

(*) Post  reverse  splitting  P and C's own  shares  in the  portfolio,  that is
351,590.9  ordinary  shares and 408,342.6  savings shares shall not benefit from assignment rights to be attributed to PandC Shareholders in the 1:1 ratio.

                                                                               5

Pirelli Real Estate Separation Plan: timing

May, 4(th) 2010  Board of Directors

by July 2010     PandC Extraordinary Shareholders' Meeting to approve:

                 [] Shares value cancellation and reverse stock split

                 [] Capital reduction through assignment of goods in kind

by July 2010     Entry of the decision into the Registry of Companies

by October 2010  Creditors' opposition deadline

by October 2010  PRE shares assigment

                                                                               6

Pirelli Real Estate Separation Plan

PRE equity structure changes

[GRAPHIC OMITTED]

[]   To guarantee stability of Pirelli RE shareholding basis, some members of
     PandC shareholders' agreement, to become future PRE shareholders, expressed their positive views to enter an agreement involving less than 30% of the relevant share capital.

1)   Inclusive of PRE's own shares (0.1% of circulating capital) and stake of
     Intesa San Paolo, Assicurazioni Generali and Unicredit worth 0.1%

2)   Of which 27.4% ex PandC floating (net of own shares) and 42% ex PRE floating

                                                                               7

Agenda

o Pirelli Real Estate Separation Plan

o Pirelli Financial Review

o Pirelli Real Estate

o Pirelli Tyre and Parts

o Appendix

                                                                               8

Pirelli 1Q'10 Key Financial Results

€/mln

	1Q'10	1Q'09	Δ YoY
Revenues	1,212.0	1,043.0	*+16.2%*
Organic growth (*)			*+15.3%*
EBITDA before Restruct. Costs	147.3	*101.7*	*+44.8%*
Margin	*12.2%*	*9.8%*	
EBIT before Restruct. Costs	94.3	*50.3*	*+87.5%*
Margin	*7.8%*	*4.8%*	
Restructuring Costs	**(2.6)**	(3.5)	
EBIT	**91.7**	*46.8*	*+95.9%*
Margin	*7.6%*	*4.5%*	*+3.1 p.p.*
Devaluation/sale of particip. in listed co.		0.3	
Results from equity particip. PRE	0.0	(12.5)	
Other Results from participations	(2.9)	13.0	
Total Net Income	38.9	1.1	
Net Income post minorities	39.2	9.5	
Net Debt	678.4	1,278.9	

Key messages

- Tyre 2-digit revenues growth driven by our solid positioning
- Strong profitability improvement
  - Tyre EBIT margin close to 9%
  - Pirelli RE EBIT break-even
- Savings are on track both for Tyre and Real Estate
- PRE net income back to break-even
- Limited cash absorption (-150€/mln vs -250 €/mln) due to Pirelli Tyre sound working capital management

(*) Homogeneous terms variations, excluding exchange rate effects

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 9
PIRELLI

Pirelli EBIT trend
[GRAPHIC OMITTED]

                                                                              10

Pirelli attributable net income 1Q'10 vs 1Q'09

[GRAPHIC OMITTED]

                                                                              11

Pirelli 1Q'10 Net Financial Position

Euro/mln
[GRAPHIC OMITTED]

                                                                              12

Pirelli Debt Structure as of March 31, 2010
[GRAPHIC OMITTED]

*Financial receivables. cash and cash equivalents

                                                                              13

Pirelli and C 2010 FY targets update

Euro/bln

                                                      2010           2010 Revised
                                1Q'10 Results        Targets          Targets
                                                                          Excl. PRE

Group Revenues                      1.2             4.7 -4.8         4.9 -5.0 4.6 -4.7
 of which "Green Performance"                          33%              confirmed

EBIT %
                                    7.6%             6.5 -7%      equal or more than 6.5%
  post restructuring                                              equal or more than 6.5%

Capex                                                 >0.3              confirmed

NFP                                 0.7               0.7*              confirmed

(*) Including 81.1 []/mln cash out for dividends

                                                                              14

Agenda

o Pirelli Real Estate Separation Plan

o Pirelli Financial Review

o Pirelli Real Estate

o Pirelli Tyre and Parts

o Appendix

                                                                              15

1Q'10 results vs Targets

[]/mln
                                            30/04/10       30/04/09          Targets 2010 FY 2009A
Real Estate Assets Sale                      401.1           242.9            1,300-1,500    1,031
  Italy                                      320.2           181.1     ~         1,050        613
  Germany                                    63.1            40.9      ~          300         380
  Poland                                     17.8            20.9      ~          50          38

                                             1Q`10           1Q'09
Ebit Service Platform incl. G and A (*)        5             -1.3      +        20/+30       -5.7

Fixed Cost Saving                            +14.2           +10       +        25/+30       +68
 (versus previuos year)

NFP (excluding Shareholders's loan)         -458.6          -898.4           Substantially  -445.8
                                                                                 stable

(*)Not including income from equity participations

                                                                              16

Consolidated Profit and Loss

€/mln

	1Q '10	1Q '09
Revenues	51.7	53.8
of which services	*41.6*	*47.7*
of which other revenues	*10.1*	*6.1*
EBIT services	5.0	(1.3)
Income from equity participations	0.0	0.0
Service platform/G&A	**5.0**	**(1.3)**
EBIT consolidated investments	(1.2)	(0.9)
Income from equity participations	(0.0)	(12.5)
Interest income from Shareholders' loans	6.5	8.5
Investments	**5.3**	**(4.9)**
EBIT incl. income from equity part. & interest income from shareholders' loans	**10.3**	**(6.2)**
Restructuring costs	0.0	0.0
Property writedowns/revaluations[1)]	0.0	0.0
EBIT incl. inc. from equity part.after restr. costs, writedown/ reval.	**10.3**	**(6.2)**
Financial charges	(5.2)	(8.3)
Profit before taxes	**5.1**	**(14.5)**
Income taxes	(4.1)	(2.1)
Net income	**1.0**	**(16.6)**
Minority interests	(0.6)	0.8
Net income after minority interests	**0.4**	**(15.8)**

Total EBIT -2.2 as reported at 1Q '09

1) Market appraisals by indipendent appraisers/companies are made on a six month basis

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 17
PIRELLI

Segment Report 1Q'10 vs 1Q'09

[]/mln
                                              Italy         Germany        Poland          NPL              Holding        Total
                                          2010    2009   2010    2009   2010   2009    2010   2009     2010    2009    2010    2009
Service platform (A)                       8.4    4.9     0.9    1.3    (0.3)   0.5   (0.0)   (2.9)                     9.0     3.7
G and A (B)                                                                                            (4.0)  (5.0)  (4.0)   (5.0)
Ebit Service platform incl. G and A (A+B)  8.4    4.9     0.9    1.3    (0.3)   0.5   (0.0)   (2.9)    (4.0)  (5.0)   5.0    (1.3)
Vehicles and funds                         1.4   (8.2)    0.5   (2.3)    0.5    0.7    2.9     4.9                      5.3    (4.9)
EBIT Including income from
participation and interest from            9.8   (3.3)    1.4   (1.0)    0.2    1.1    2.9     2.0     (4.0)  (5.0)  10.3    (6.2)
Shareholders' Loan

                                                                              18

Sales trend as of April '10

Euro/mln
[GRAPHIC OMITTED]

                                                                              19

Asset under management trend

Euro/mln

Market Value of Asset Under  Management  is  calculated on the basis of the Dec.
2009 third parties appraisals considering the impact of further capex, disposals and exchange rates impact

[GRAPHIC OMITTED]

                                                                              20

Pirelli RE : Key data as of March 2010

Market Value of Asset Under Management is calculated on the basis of the Dec. 2009 third parties appraisals considering the impact of further capex, disposals and exchange rates impact

(EUR MM)	Mkt. Value 100% 1)	Mkt. Value PRE 26% average	Book Value Quota PRE	UCG Quota PRE 2)	Net Debt Quota PRE 3)	LTV 4)	NAV Quota PRE 5)	NIC Quota PRE 6)	IAS 40% 7)
ITALY	6,658	1,868	1,735	133	1,059	57%	809	614	47%
GERMANY	7,034	1,723	1,694	28	1,362	79%	361	230	53%
POLAND	185	70	54	16	28	40%	42	21	0%
TOTAL REAL ESTATE	**13,877**	**3,661**	**3,483**	**177**	**2,449**	**67%**	**1,212**	**865**	**49%**

NPL (investment)	110
SERVICES	207
TOTAL PIRELLI RE	1,183

1) *Participated AUM are assets in which PRE owns a stake*
2) *UCG= Unrealized Capital Gain is the difference between Market Value and Book Value*
3) *Net Debt pro Quota: bank loan and cash*
4) *LTV= Loan to Value is the ratio between Pro quota Net debt and Pro quota Market Value*
5) *The differences between NAV and UCG + NIC (equal to 170 €/mln) is due to other assets and liabilities not included into calculation of real estate NAV*
6) *NIC= Net Invested capital*
7) *As of December '09 Assets under IAS 40 represent assets with long term strategy, booked at Market Value*

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 21
PIRELLI

Update on Cost Saving 2010 vs 2009
[GRAPHIC OMITTED]

(1) Includes travel expenses, communications costs, depreciations and other costs

                                                                              22

Status of the Separation

Banks and partners  entrusted to Pirelli RE to complete the separation as proven by:

                                                      Status
Banks waiver for change of control

[]   Club deal 320 Euro/mln

[]   West LB 50 Euro/mln                             OBTAINED

[]   Unicredit 25 Euro/mln

Jvs Partners

[]   MSREF/SSF

[]   REEF

[]   Lusigest/ Lucchini                               OBTAINED

[]   Borletti

[]   Generali

[]   Merril Lynch                                 UNDER NEGOTIATION

                                                                              23

NFP excl. Shareholders' Loans
[GRAPHIC OMITTED]

                                                                              24

Group Corporate Lines

Current Situation

€/mln

Bank	Commitment	Expiry
CLUB DEAL (*)	320	July-12
WEST LB	50	May-11
UNICREDIT	25	Dec-10 (*)
POP MILANO	10	July-11
Royal Bank of Scotland	25	Feb-11
TOTAL	430	
AVERAGE RESIDUAL LIFE	24 months	

Situation post separation

€/mln

Bank	Commitment	Expiry
CLUB DEAL (**)	320	July-12
WEST LB	50	May-11
UNICREDIT	25	Feb-11
POP MILANO	10	July-11
Royal Bank of Scotland	25	Feb-11
PIRELLI & C. (***)	150	July-12
TOTAL	580	
AVERAGE RESIDUAL LIFE	25 months	

- All Change of Control waivers obtained
- Unicredit bilateral line extended to February 2011; amortizing commitment (25€/mln → 10€/mln → 0€/mln) changed to 25 €/mln bullet

(*) Amortizing
(**) Club Deal Participants: Unicredit 100 €/mln, IntesaSP 50 €/mln, Monte dei Paschi di Siena 50 €/mln, Banca Popolare Milano 50 €/mln, Pop.Sondrio 20 €/mln, Banca Popolare Emilia Romagna 20 €/mln, Carige 20 €/mln, Centrobanca 10 €/mln
(***) Originally it was a non committed line

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 25

Financial situation of participated vehicles/funds
[GRAPHIC OMITTED]

Bank Loan characteristics (1)

[]   Loan to Value: Italy 57%, Germany 79% and Poland 40%

[]   Average Duration close to 3.4 years (pro-quota PRE 3.2) . Of which Italy
     3.2, Germany 3.9 and Poland 2 year

[]   Average spread : 218 bps (pro-quota PRE 174 bps)

[]   83% interest rate risk hedge (pro-quota PRE 77%)[]Recourse guarantees pro-quota for approx. 29.3 Euro/mln (2)

(*)  Real Estate Asset Under Management including NPLs estimates as of march
     2010

(1)  Excluded NPL and subsidiaries.

(2)  Considering finalized position after march 2010

                                                                              26

Consolidated Balance Sheet
E/mln
                                 As of March As of December As of March
                                 2010        2009           2009
1 Fixed assets                   656.0       654.0          555.9
of which participations          475.7       472.3          374.4
of which goodwill                148.1       148.1          137.8
2 Net working capital            123.4       114.9          139.4
3 Net invested capital           779.4       768.9          695.3
4 Net equity                     666.0       663.1          320.1
of which Group net equity        655.6       653.4          317.1
5 Funds                          58.1        64.5           65.9
6 Net financial position         55.3        41.3           309.3
of which Shareholders' loan      (403.3)     (404.4)        (589.1)
7 Total sources                  779.4       768.9          695.3
NFP excl. Shareholders' loan     458.6       445.8          898.4
NIC excluding shareholders' loan 1,182.7     1,173.4        1,284.4
Gearing                          0.69        0.67           2.81

                                                                              27

Agenda

o Pirelli Real Estate Separation Plan
o Pirelli Financial Review
o Pirelli Real Estate
o Pirelli Tyre and Parts
o Appendix

                                                                              28

Pirelli Tyre 1Q 2010 performance

                 1Q'09 YoY%      1Q'10   YoY%
E/mln
Revenues         926.9 -13.9%    1,110.0 +19.8%
EBITDA (before   107.8 -28.6%    146.4   +35.8%
restruct. costs)
margin           11.6% -2.4 p.p. 13.2%   +1.6 p.p.
EBIT (before     61.0  -40.7%    98.1    +60.8%
restruct.costs)
margin           6.6%  -2.9 p.p. 8.8%    +2.2 p.p.
EBIT (after      57.5  -42.7%    95.5    +66.1%
restruct.costs)
margin           6.2%  -3.1 p.p. 8.6%    +2.4 p.p.
Net Income       14.6            50.1

[] Price/Mix          +6.9%  +5.6%  +4.7% -1.7%  +1.4%
[] Volume             -18.1% -13.3% -3.3% +15.6% +17.4%
[] Rev. (before exch. -11.2% -7.7%  +1.4% +13.9% +18.8%
rate impact)
[] Exch. Rate(*)       -2.7% -1.5%  -3.3%  +4.8%  +1.0%

(*) 4Q'09 trend reflects the high Venezuela inflation impact

[] Strong revenues growth through:

[] exposure to high growth markets

[] value strategy in mature markets

[] Effective  EBIT growth (+60% yoy) driven by

[] 2 -- digit volume  performance

[] Cost efficiencies

[] Pioneers in raising prices in a less receptive competitive environment

                                                                              29

Pirelli Tyre: a solid positioning to capture growth

Sales by geographical area
[GRAPHIC OMITTED]

1Q'10 Actions and Results

Europe

[]   Strengthened position in value segments (Prestige and Premium OEMs)

[]   Green Performance products fuel replacement sales

North America

[]   Strong performance in Replacement and OE sales focusing on selective customers and OE platforms

LatAm

[]   Consolidating leadership across the region

MEA

[]   Constrained capacity limiting sales

Asia-Pacific

[]   China is driving the growth

                                                                              30

Pirelli Tyre cost reduction program update

2010 Target 1Q10 Achievements

[]10 []/mln gross savings on track with the annual program

Initial benefits from 2009 headcount downsizing

>60 []/mln gross savings

(before raw materials  price  Positive  impact on fixed cost  following  Spanish increase), in line with '09-'11 plant shutdown 3Y Plan

Start up costs at new Settimo Torinese plant while still producing upstream components at the old one

                                                                              31

Pirelli Tyre operating performance
[GRAPHIC OMITTED]

                                                                              32

Pirelli Tyre NFP evolution

[]   Limited cash absorption (-95 []/mln vs -255 []/mln in 1Q'09)
     notwithstanding the seasonality of the business:[]inventories at efficient level

[]   tight credit policy

                                                                              33

Consumer Business: key market trends

[GRAPHIC OMITTED]

Sources: major external data provider for each region and Pirelli estimates

                                                                              34

Consumer Business: Pirelli economics in 1Q 2010

€/mln	1Q'09	YoY%	1Q'10	YoY%
Revenues	670.5	*-10.4%*	780.9	*+16.5%*
EBITDA (before restruct. costs)	77.4	*-28.8%*	106.0	*+37.0%*
margin	11.5%	-3.0 p.p.	13.6%	+2.1 p.p.
EBIT (before restruct.costs)	41.9	*-42.2%*	69.5	*+65.9%*
margin	6.2%	-3.5 p.p.	8.9%	+2.7p.p.

Revenue drivers	1Q'09	2Q'09	3Q'09	4Q'09	1Q'10
Δ **Price/Mix**	+6.6%	+5.1%	+3.6%	-0.9%	+1.2%
Δ **Volume**	-14.7%	-9.8%	+1.7%	+16.4%	+14.9%
Δ **Rev.** (before exch. rate impact)	-8.1%	-4.7%	+5.3%	+15.5%	+16.1%
Δ **Exch. Rate**(*)	-2.3%	-1.3%	-2.2%	+5.7%	+0.4%

- **Strong top line performance** driven by volume growth in all markets except MEA
- **Profitability improvement due to:**
  - volume
  - cost efficiencies
  - factory saturation

(*) 4Q'09 trend reflects the high Venezuela inflation impact

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 35

Green Performance platform: Car and SUV

[GRAPHIC OMITTED]

LATEST CAR / SUV HIGHLIGHTS

[]   International Launch of Scorpion Verde (Barcelona, 15(th)-25(th) March),
     the first new green performance tyre for the SUV and Crossovers segment at the presence of 600 guests between Trade Press and Dealers

"Very balanced tyre; good on wet and dry surfaces; low fuel consumption; the lowest noise"

"Very balanced summer tyre with very high mark on wet surface; low wear"

                                                                              36

US J.D. Power Original Equipment Award

[GRAPHIC OMITTED]

PIRELLI N.1 BY 'THE VOICE OF THE CUSTOMER'
--------------------------------------------------------------------------------
[]   Pirelli marks highest score in J.D. Power and Associates Original Equipment
     Tire Study in the Performance/Sport Category segment

UHP PLATFORM RECOGNITION
--------------------------------------------------------------------------------
[]   April 2010 Tire Customer Satisfaction Study highlights Pirelli with 38 pts above the segment average, a considerable improvement vs the 2009 result

[]   The study measured Pirelli's overall consumer satisfaction in the high and ultra-high performance segments

[]   Included in the study top fitments such as Aston Martin, Bentley, Ferrari,
     Lamborghini ,Maserati, BMW and Porsche as well as Ford's recent high-performance Mustang GT and the new Camaro SS models

                                                                              37

Diablo Rosso Corsa: the first tyre that can be customized

[GRAPHIC OMITTED]

THE TARGET
--------------------------------------------------------------------------------
[]   Designed for sport naked and supersport bikers fitted with the same track and road tires

THE TECHNOLOGY
--------------------------------------------------------------------------------

[]   Three Zone Compound derived from WSBK experience
[]   Functional Groove Design : excellent slick like racetrack performance and great control on wet road

THE BENEFITS
--------------------------------------------------------------------------------

[]   Tires customization to match style and uniqueness of the riders on
     www.pirelli.it/drc
[]   Provides at least 10 HP more than any other tested supersport tires
     (internal test)

                                                                              38

Industrial Business: key market trends

[GRAPHIC OMITTED]

Sources: major external data provider for each region and Pirelli estimates

                                                                              39

Industrial Business: Pirelli economics in 1Q 2010

                 1Q'09  YoY%     1Q'10  YoY%
  euro/mln
Revenues         256.4 -22.0%    329.1 +28.4%
----------------------------------------------------
EBITDA (before    30.4 -28.1%     40.4 +32.9%
restruct. costs)
      margin     11.9% -1.0 p.p. 12.3% +0.4 p.p.
----------------------------------------------------
EBIT (before      19.1 -36.8%     28.6 +49.7%
restruct.costs)
      margin      7.5%    -1.7   8.7%  +1.2p.p.
                          p.p.
----------------------------------------------------

[]   Top line growth driven by emerging markets
[]   High factory saturation

                      1Q'09   2Q'09 3Q'09  4Q'09  1Q'10
Revenue drivers
[] Price/Mix          +7.2%  +6.8%  +7.0%   -3.5% +1.8%
[] Volume             -25.7% -20.9% -13.4% +14.0% +24.1%
---------------------------------------------------------
[] Rev. (before exch. -18.5% -14.1% -6.4%  +10.5% +25.9%
rate impact)
-----00000-----------------------------------------------
[] Exch. Rate(*)    -3.5%  -2.2%  -5.8%  +2.9%  +2.5%

(*) 4Q'09 trend reflects the high Venezuela inflation impact
                                                                              40

Industrial: Green Performance platform

[GRAPHIC OMITTED]

TRUCK HIGHLIGHTS: RETREADABILITY and MILEAGE
--------------------------------------------------------------------------------
Enhanced tyre life-cycle : improved mileage and environmental impact

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                                                                              41

A proactive pricing policy

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                                                                              42

Pirelli Tyre 2010 targets update

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                                                                              43

Pirelli Eco Technology: 1Q'10 Key Financial Results

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[]   Filters sales growth driven by Italy
[]   Gecam sales slowdown due to tax increases on diesel additives
[]   New China operations and start up costs negatively impacting Q1 results
[]   NFP improving in line with FY 2010 target

                                                                              44

Appendix

                                                                              45

Pirelli Group -- 1Q'10 Results

Profit and Loss and Net Financial Position by Business Unit

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                                                                              46

Pirelli Group -- 1Q'10 Results

Profit and Loss and Net Financial Position by Business Unit
euro/mln

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                                                                              47

Pirelli Balance Sheet

euro/mln

                                          1Q'10    FY'09
                        Fixed Assets     3,653.4  3,596.2
                 Net Working Capital       424.8    221.8
                Net Invested Capital     4,078.2  3,818.0
                              Equity     2,596.0  2,494.7
                          Provisions       803.8    794.5
              Net Financial Position       678.4    528.8
                        Total Assets     4,078.2  3,818.0
  Pirelli and C. attributable Equity     2,271.8  2,175.0
                    Equity per share       0.423    0.405

         % Net Invested Capital

                31.03.2010      31.12.2009
P.Tyre               66.6%           65.6%
P.Eco Tech.           1.3%            1.5%
P.Real Est.          19.2%           20.3%
PBS                   0.2%           -0.1%
Others               12.7%           12.7%

                                                                              48

Pirelli Group Cash Flow

€/mln

	1Q '09	FY'09	1Q'10
EBIT before restructuring costs	50.3	297.0	94.3
Depreciation	51.4	211.1	53.0
Net investments	(42.9)	(227.8)	(50.1)
Working capital/other variations	(262.8)	275.8	(155.9)
FREE CASH FLOW	**(204.0)**	**556.1**	**(58.7)**
Financial income (expenses)	(20.2)	(85.4)	(15.3)
Tax charges	(26.3)	(97.9)	(34.6)
OPERATING CASH FLOW	**(250.5)**	**372.8**	**(108.6)**
Financial investments/divestitures	37.9	219.1	-
Dividends paid	-	(2.4)	-
Cash out for restructuring	(45.8)	(106.2)	(38.3)
PRE Capital increase subscribed by minorities	-	167.4	-
Exchange rate differentials/Others	7.2	(151.8)	(2.7)
NET CASH FLOW	**(251.2)**	**498.9**	**(149.6)**

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 49

Pirelli Group: Net financial position 1Q'10 by Business

euro/mln

                                         OTHER                 PIRELLI
                           TYRE  PRE   BUSINESSES   CORPORATE   GROUP
Gross Debt                1,489  487      104         259       1,768
to Corporate               400    66       79
Financial receivables      (97) (414)     (26)       (545)       (511)
Cash and cash equivalents (269) (18)      (10)       (282)       (579)
Net Financial Position    1,123  55        68        (568)        678

                                                                              50

1Q'10 Pirelli Tyre Mix

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                                                                              51

1Q'10 Pirelli Tyre People

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                                                                              52

Raw Materials

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                                                                              53

Pirelli Tyre: 20 industrial plants in 11 Countries (as of March 2010)

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                                                                              54

Economic Results

Total Pirelli RE

€/mln

		1Q'10	1Q'09
Services Platform/G&A Revenues			
	Italy	21.2	26.2
	NPL	4.4	3.6
	Germany	14.6	13.5
	Poland	0.8	2.1
	G&A	0.5	2.3
	Total Revenues	**41.6**	**47.7**
Services Platform/G&A Results			
	Italy	8.4	4.9
	NPL	(0.0)	(2.9)
	Germany	0.9	1.3
	Poland	(0.3)	0.5
	G&A	(4.0)	(5.0)
	Services Platform/G&A Result	**5.0**	**(1.3)**
	Result from vehicles & funds	(1.2)	(13.4)
	of which Real estate	*(3.5)*	*(16.6)*
	of which NPL	*2.2*	*3.2*
	Int. Inc. from shareholders' loans	6.5	8.5
	Vehicles & Funds Result	**5.3**	**(4.9)**
	Total Result	**10.3**	**(6.2)**

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 55
PIRELLI

Economic Results

Italy

€/mln

	1Q'10	1Q'09
Fund & AM Fee		
Revenues	10.6	11.1
Result Fund & AM Fee	6.3	3.3
Agency		
Revenues	5.4	6.2
Result Agency	0.4	(1.4)
Property		
Revenues	5.1	8.8
Result Property	1.7	3.0
Total Revenues	21.2	26.2
Service Platform Result	**8.4**	**4.9**
Result from vehicles & funds	(0.1)	(10.7)
Int. Inc. from shareholders' loans	1.5	2.5
Vehicles & Funds Result (*)	**1.4**	**(8.2)**
Total Italy (*)	**9.8**	**(3.3)**

(*) Result represents EBIT including income from equity participations including interest income from shareholders' loans

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 56

Economic Results
Germany

€/mln

	1Q'10	1Q'09
Fund & AM Fee		
Revenues	3.3	3.4
Result Fund & AM Fee	0.7	2.2
Agency		
Revenues	1.0	0.6
Result Agency	0.2	(0.2)
Property		
Revenues	6.8	6.4
Result Property	0.5	(0.4)
Facility		
Revenues	3.5	3.1
Result Facility	(0.5)	(0.2)
Total Revenues	14.6	13.5
Service Platform Result	**0.9**	**1.3**
Result from vehicles & funds	(3.4)	(6.1)
Int. Inc. from shareholders' loans	3.9	3.7
Vehicles & Funds Result (*)	**0.5**	**(2.3)**
Total Germany (*)	**1.4**	**(1.0)**

(*) Result represents EBIT including income from equity participations including interest income from shareholders' loans

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 57

Economic Results
Poland

€/mln

	1Q'10	1Q'09
Fund & AM Fee		
Revenues	0.4	0.5
Result Fund AM Fee	(0.1)	(0.3)
Agency		
Revenues	0.2	0.4
Result Agency	(0.0)	(0.0)
Facility		
Revenues	0.2	1.2
Result Facility	(0.2)	0.8
Total Revenues	0.8	2.1
Service Platform Result	**(0.3)**	**0.5**
Result from vehicles & funds	0.0	0.2
Int. Inc. from shareholders' loans	0.5	0.5
Vehicles & Funds Result (*)	**0.5**	**0.7**
Total Poland (*)	**0.2**	**1.1**

(*) Result represents EBIT including income from equity participations including interest income from shareholders' loans

PIRELLI
PIRELLI RE SEPARATION PLAN AND PIRELLI 1Q 2010 RESULTS | 58

Economic Results
NPL

euro/mln

                                       1Q'10  1Q'09
                          Revenues       4.4    3.6
--------------------------------------------------------------------------------
           Service Platform Result      (0.0)  (2.9)
--------------------------------------------------------------------------------
    Result from vehicles and funds       2.2    3.2
Int. Inc. from shareholders' loans       0.6    1.7
--------------------------------------------------------------------------------
     Vehicles and Funds Result (*)       2.9    4.9
--------------------------------------------------------------------------------
                     Total NPL (*)       2.9    2.0
--------------------------------------------------------------------------------

(*) Result represents EBIT including income from equity participations including interest income from shareholders' loans

                                                                              59

Consolidated Net Cash Flow

                                        1Q '10   1Q '09
Ebit                                       3.8     (2.2)
   Depreciation                            1.2      1.7
   Change in investments                  (4.8)    (8.3)
   Change in other fixed assets            0.2      0.1
   Change in NWC, funds and other        (12.6)    (4.4)
Free cash flow                           (12.2)   (13.1)
   Restructuring costs                    (4.3)    (6.8)
   Interest income /expenses and taxes     2.5      0.1
Cash flow before dividends               (14.0)   (19.8)
   Dividend paid                                   0.0
Net cash flow                            (14.0)   (19.8)
Total net cash flow                      (14.0)   (19.8)

                                                                              60

Italy: Real Estate Portfolio Key Data as of March 2010

Market Value of Asset Under Management is calculated on the basis of the Dec.
2009 third parties appraisals considering the impact of further capex, disposals and exchange rates impact

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1) AUM participated
2) The differences between NAV and UCG + NIC (equal to 62 euro/mln) is due to other assets and liabilities not included into real estate NAV calculation.

                                                                              61

GermanyandPoland : Real Estate Portfolio Key Data as of March 2010

Market value of Asset Under Management is a pro-forma figure calculated on the basis of the Dec. 2009 third parties appraisals considering the impact of further capex, disposals and exchange rates impact

[GRAPHIC OMITTED]

1) AUM participated
2) NOTE: The differences between NAV and UCG + NIC (equal to 108 euro/mln) is due to other assets and liabilities not included into calculation of real estate
NAV.

                                                                              62

Participated Real Estate Assets under Management 100% FY

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(*) Market Value appraisals by independent evaluators are done on six month basis
(1) Vacancy calculated on units

                                                                              63

Pro-quota Real Estate Assets under Management FY 2009(*)

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(*) Market Value appraisals by independent evaluators are done on six month basis
(1) Vacancy calculated on units

                                                                              64

Consolidated income statement 100% YoY trend (FY 2009)

euro/mln

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                                                                              65

Consolidated income statement 100% - December 2009

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                                                                              66